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                                                                   Exhibit 10.1

                                K2 DIGITAL, INC.
                                 SENIOR SECURED
                             DEMAND PROMISSORY NOTE

$250,000                                                            May 15, 2001

            FOR VALUE RECEIVED, the undersigned, K2 DIGITAL, INC., a
Delaware corporation (the "Company"), hereby promises to pay to K2 HOLDINGS LLC, a Delaware limited liability company, or its assigns (the "Payee"), the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) within ninety
(90) calendar days of DEMAND made at any time on or after the date hereof, with interest (computed on the basis of a 360-day year for the actual number of days elapsed) on the unpaid principal balance at a rate of ten percent (10%) per annum.

            1. Payment. Payment of both principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and shall be payable at the principal office of the Payee or at such other address designated in writing by the Payee to the Company.

            2. Pre-Payment. The Company may prepay, without penalty or premium, all or any portion of the unpaid principal amount of this Note, together with accrued interest on the amount prepaid.

            3. Secured Obligation. The loan evidenced by this Note is secured by a first priority security interest in all of the assets of the Company, pursuant to that certain Security Agreement, dated as of the date hereof (as such agreement may be amended, the "Security Agreement"), by and between the Company and the Payee.

            4. Compliance with Laws. It is expressly stipulated and agreed to by the Company and the Payee at all times that it is their intent to comply with applicable state law or applicable United States federal law (to the extent it permits the Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the related Security Agreement. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, then it is the Company's and the Payee's express intent that all excess amounts theretofore collected by the Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note and the Security Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.
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            5. Waiver of Presentment, etc. The Company and all endorsers of this
Note hereby waive presentment, demand, protest and notice. The Payee shall, promptly upon full payment by the Company of the principal of and interest on this Note, together with all costs and expenses, if any, due hereon, surrender this Note to the Company for retirement and cancellation; provided, however, that to the extent the Company makes a payment or payments to the Payee, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, any state or federal law, common law, or equitable causes (a "Voidable Transfer") and the Payee is required to repay or restore any such Voidable Transfer or the amount or any portion thereof, or upon the advice of its counsel is advised to do so, then as to any such Voidable Transfer or the amount repaid or restored (including all reasonable costs, expenses and attorneys' fees of the Payee related thereto), the liability of the Company shall automatically be revived, reinstated and restored and shall exist in full force and effect as though such Voidable Transfer had never been made.

            6. Collection Costs. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding at law, or this Note be placed in the hands of attorneys for collection after default by the Company in making due and punctual payment of principal at maturity and interest hereunder, the Company agrees to pay all costs of collecting this Note, including reasonable attorneys' fees and expenses and court costs, if any.

            7. Protective Covenants. For so long as any amounts remain outstanding under this Note, the prior approval of the Payee shall be required for the Company to:

                  (a) authorize or issue any equity security, other than shares of Common Stock underlying options granted and outstanding as of the date of this Note;

                  (b) increase the aggregate authorized number of shares of Common Stock or any other series of common stock or preferred stock;

                  (c) enter into any agreement with any holder of any securities of the Company giving such holder the right to require the Company to initiate any registration of the Company's securities under the Securities Act of 1933, as amended;

                  (d) repurchase or redeem any of its securities;

                  (e) (i) merge, combine or consolidate with, or agree to merge, combine or consolidate with, or purchase, or agree to purchase, all or substantially all of the securities of, any Person or (ii) purchase, or agree to purchase, all or substantially all of the assets and properties of, or otherwise acquire, or agree to acquire, all or any portion of, any Person;

                  (f) sell all or substantially all of the Company's assets;

                  (g) alter or change materially or adversely, the rights of the Common Stock;
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                  (h) make any capital expenditures in excess of $50,000 in any fiscal year;

                  (i) incur debt or guarantees (other than trade payables incurred by the Company in the ordinary course of business) in excess of $100,000;

                  (j) make any loan or advance, other than travel advances to employees in the ordinary course of business;

                  (k) adopt any employee benefit, bonus or stock plan;

                  (l) engage in any transaction with any Affiliate or officer, director or stockholder (or their relatives), other than in the ordinary course of business and at arms-length;

                  (m) amend or propose to amend the Company's certificate of incorporation or by-laws;

                  (n) liquidate or dissolve, effect any recapitalization or reorganization, or any stock split, reverse stock split, or, in each case, obligate the Company to do so; or

                  (o) engage in any other business other than that business currently engaged in by the Company.

            8. Information Rights. For so long as any amounts remain outstanding under this Note, the Company shall be required to provide the Payee with the following:

                  (a) annual audited financial statements within 90 days of fiscal year end;

                  (b) (i) monthly unaudited statements with comparisons to budget and prior year within 30 days of month-end and (ii) quarterly unaudited statements with comparisons to budget and prior year within 45 days of the end of each fiscal year's first three fiscal quarters;

                  (c) not later than 45 days prior to each fiscal year-end, an operating budget for the next fiscal period which has been approved by the Board;

                  (d) copies of all reports filed with the SEC;

                  (e) copies of all correspondence to and from the Nasdaq Stock Market;

                  (f) the right of the Payee, on reasonably prior notice to the Company, to inspect the Company's books and records as well as visit and inspect any of the properties of the Company;

                  (g) prompt notice of events of default under any material agreement, including, without limitation, any Event of Default under this Note.
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            9. Assignment. Neither this Note nor the rights and obligations of the Company may be assigned by the Company without the prior written consent of the Payee and any attempted assignment in contravention of this Note shall be null and void and of no effect. The Payee may assign its rights or obligations hereunder to any Affiliate of the Payee; provided that, in the event that any such assignment is in violation of any federal securities laws or any rules or regulations of the National Association of Securities Dealers, Inc. or would result in the delisting of the Company's securities from the NASDAQ SmallCap Market, such assignment shall be null and void and of no force or effect. This Note when surrendered for assignment or transfer by the Payee shall be accompanied by the Assignment Form attached hereto duly executed by the Payee. Effective upon any such assignment, the Person to whom such rights, interests and obligations were assigned shall have and exercise all of the Payee's rights, interest and obligations hereunder as if such Person were the original Payee of this Note.

            10. No Rights as Stockholder; Note is Debt. This Note does not entitle the Payee hereof to any voting rights or other rights as a stockholder of the Company. The Company shall treat, account and report this Note as debt and not equity for accounting and tax purposes.

            11. Event of Default. In the case of an Event of Default (as defined below), the principal of and accrued and unpaid interest on the Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any holder. For purposes hereof, "Event of Default" means the occurrence of any of the following:

                  (i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any subsidiary of the Company in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any such subsidiary or for any substantial part of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (ii) the commencement by the Company or any subsidiary of the Company of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any such subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure by the Company or any such subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any such subsidiary in furtherance of or which might reasonably be expected to result in any of the foregoing; or

                  (iii) the breach of the restrictions contained in Section 12 of this Note.
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            12. Exclusivity; Liquidated Damages. Commencing on the date hereof and until the earliest of (i) closing of the Equity Commitment (as such term is defined under the Letter of Intent), (ii) termination of the Letter of Intent by the Payee, or (iii) July 9, 2001, the Company shall not directly or indirectly solicit, initiate or participate in (other than to reject unsolicited offers), discussions or negotiations with any third Person relating to any transactions, the consummation of which would require the approval of the Payee under Sections 7(a), (e), (f) and (l) of this Note. Breach by the Company of this Section 12 shall (i) constitute an Event of Default under the Note and (ii) in addition to any other rights and remedies of the Payee under the Note or at law or equity, obligate the Company to pay the Payee, as liquidated damages and not as a penalty, one million dollars ($1,000,000). The Parties acknowledge and agree that (i) the actual harm suffered by the Payee in the event of any breach of this Section 12 would be difficult to accurately ascertain and (ii) the foregoing amount is a reasonable estimate of the actual damages that the Payee would suffer in the event of any breach of this Section 12.

            13. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

            14. Seniority. To the fullest extent permitted by law, all principal and interest on this Note shall be senior to any and all other indebtedness of the Company and the Company covenants and agrees that it shall incur no indebtedness to rank senior to the indebtedness evidenced by this Note without the prior written approval of the Payee and a tri-party subordination agreement with terms and conditions satisfactory to the Payee.

            15. Definitions. As used in this Note, the following terms shall have the following meanings:

                  (a) "Affiliate" has the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (b) "Board" means the board of directors of the Company.

                  (c) "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of New York are required or authorized to be closed.

                  (d) "Common Stock" means the Company's common stock, par value $.01 per share.

                  (e) "Company" has the meaning set forth in the preamble.

                  (f) "Event of Default" has the meaning set forth in Section
11.
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                  (g) "Letter of Intent" means the non-binding Letter of Intent dated as of May 15, 2001 between the Company and the Payee, as the same may be amended, restated, supplemented or otherwise modified from time to time and including all attachments, exhibits and schedules thereto.

                  (h) "Note" means this 10% Senior Secured Demand Note, as may be adjusted as provided herein.

                  (i) "Payee" has the meaning set forth in the preamble.

                  (j) "Person" means any natural person, firm, corporation, propriety, public or private company, partnership, limited liability company, public liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (k) "SEC" means the Securities and Exchange Commission.

                  (l) "Security Agreement" means the Security Agreement, dated as of the date hereof, between the Company and the Payee, as the same may be amended, restated, supplemented or otherwise modified from time to time and including all attachments, exhibits and schedules thereto.

                  (m) "Voidable Transfer" has the meaning set forth in Section
5.

            16. Miscellaneous.

                  (a) Notices. Any notice, request or other communications required or permitted hereunder shall be given upon personal delivery or upon the seventh day following mailing by registered airmail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties as follows:

            To the Company:

                        K2 Digital, Inc.
                        30 Broad Street, 16th Floor
                        New York, NY 10004
                        Attn: Gary Brown, Chief Operating Officer

            with a copy to:

                        David M. Warburg, Esq.
                        Brown Raysman Millstein Felder & Steiner LLP
                        120 West 45th Street
                        New York, NY  10036

            To the Payee:

                        At the address listed below the Payee's signature to the Security Agreement.
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            with a copy to:

                        Thomas J. Freed, Esq.
                        Cummings & Lockwood
                        Four Stamford Plaza
                        107 Elm Street
                        Stamford, CT 06904-0120

or to such other single place as any single addressee shall designate by written notice to the other addressees.

                  (b) Enforcement. The Company shall pay all reasonable fees and expenses, including reasonable attorney's fees, incurred by the Payee in the enforcement in any of the Company's obligations hereunder not performed when due.

                  (c) Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein shall be considered to have been relied upon by the Payee and shall survive the making of the loan and the execution and delivery to the Payee of this Note, regardless of any investigation made by the Payee or on its behalf; and shall continue in full force and effect until this Note shall terminate.

                  (d) Binding Effect; Several Agreement; Successors and Assigns. This Note shall become effective as to the Company when executed by the Company and delivered to the Payee, and thereafter shall be binding upon the Company and the Payee and their respective successors and permitted assigns, and shall inure to the benefit of each and their respective successors and permitted assigns.

                  (e) Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflicts of laws principles.

                  (f) Waivers. No failure or delay of the Payee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Payee hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Note or consent to any departure by the Company herefrom shall in any event be effective unless the same shall be permitted by the last sentence of this paragraph (f), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Neither this Note nor any provision hereof may be waived except pursuant to an agreement or agreements, in writing entered into by the Company and the Payee.

                  (g) Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the
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validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
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            IN WITNESS WHEREOF, K2 DIGITAL, INC. had caused this Senior
Secured Demand Promissory Note to be executed by its officer thereunto duly authorized.

                                    COMPANY:

                                    K2 DIGITAL, INC.


                                    By:___________________________________
                                       Gary Brown
                                       Chief Operating Officer
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      ASSIGNMENT FORM (To Assign the foregoing Note, execute this form and supply required information.)


            FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

_______________________________________________________________________________
                                 (Please Print)

whose address is

_______________________________________________________________________________

Date: _________________________________________________________________________

Payee's Signature:    _________________________________________________________

Payee's Address:      _________________________________________________________

                      _________________________________________________________

                      _________________________________________________________

                      _________________________________________________________

Signature Guaranteed: _________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.